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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Cato Corporation on Form S-8 of our reports dated March 12, 1999 and November 12, 1999, appearing in the Annual Report on Form 10-K of The Cato Corporation for the year ended January 30, 1999 and in the Annual Report on Form 11-K of The Cato Corporation 1993 Stock Purchase Plan for the year ended September 30, 1999, respectively.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 3, 2000